UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-56021
British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
450 LEXINGTON AVENUE, #3308 NEW YORK, NEW YORK, 10163, UNITED STATES
(Address of principal executive offices, including zip code)
(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares Class D subordinate voting shares	ACRG.A.U ACRG.B.U	OTC Markets Group Inc. OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2020, an indirect subsidiary of Acreage Holdings, Inc. (the “Company”), High Street Capital Partners, LLC (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with a syndicate of lenders (the “Lenders”) for a up to $70,000,000.00 in a secured term loan facility (the “Credit Facility”). The Credit Facility is guaranteed by the Company and certain of its subsisidiaries (collectively, the “Guarantors”). The Credit Facility is secured by all existing personal and real property of the Borrower and the Guarantors, and the equity interests of the Company’s subsidiaries. The Credit Facility matures in four years and bears a 15% annual interest rate. In the event that the Borrower prepays all or any portion of the amount outstanding under the Credit Facility prior to the second anniversary of the Loan Agreement, the Borrower will be obligated to pay a prepayment premium equal to 7.5%. In the event that the Borrower prepays all or any portion of the amount outstanding under the Credit Facility after the second anniversary but prior to the third anniversary of the Loan Agreement (but prior to maturity), the Borrower will be obligated to pay a prepayment premium equal to 3.5%. After the third anniversary of the Loan Agreement, the Borrower may prepay all or any portion of the amount outstanding under the Credit Facility together with all interest accrued thereon, without any premium, bonus, penalty or other charge.

On November 2, 2020, the Lenders made a first advance to the Borrower of $28,000,000 pursuant to the Credit Facility. In connection with the advance, the Company issued the Lenders an aggregate of 1,556,929 warrants (the “Fixed Share Warrants”) with each Fixed Share Warrant exercisable for one class E subordinate voting share (each a “Fixed Share”) and 697,666 warrants (the “Floating Share Warrants”) with each Floating Share Warrant exercisable for one class D subordinate voting share (each a “Floating Share”). The exercise price of each Fixed Share Warrant is US$3.15 and the exercise price of each Floating Share Warrant is US$3.01. The Fixed Share Warrants and the Floating Share Warrants are exercisable for a period of four years.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by to the full text of the the Loan Agreement attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference to the information set forth in Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference to the information set forth in Item 1.01.

Item 7.01	Regulation FD Disclosure.

On November 3, 2020, the Company issued a press release to announce the first advance under the Credit Facility pursuant to the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1*	Loan Agreement, dated October 30, 2020, among High Street Capital Partners, LLC, the Lenders who may become parties thereto and Acquiom Agency Services LLC, as administrative and collateral agent for the Lenders.
99.1	Press release of Acreage Holdings, Inc., dated November 3, 2020, announcing the Credit Facility advance.

*	Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: November 4, 2020	/s/ Glen Leibowitz
Glen Leibowitz Chief Financial Officer